UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 08, 2025

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on August 20, 2024, SeaStar Medical Holding Corporation, (the “Company”), entered into an At the Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (the “Agent”), as sales agent, pursuant to which the Company may offer and sell shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), from time to time in an at-the-market public offering. On July 10, 2025, the Company determined to suspend sales under the ATM Agreement and terminated the continuous offering of the initial aggregate offering price of $25,000,000. As of August 8, 2025, the Company had sold an aggregate of $6.8 million in shares of its common stock under the ATM Agreement.

The Company has determined to resume sales under the ATM Agreement, up to an aggregate offering price of $2,166,305. The Shares sold under the ATM Agreement will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-275968), which was initially filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2023 and declared effective on December 22, 2023, and a prospectus supplement and the accompanying prospectus relating to the at-the-market offering filed with the SEC on August 8, 2025.

Because there is no minimum offering amount required pursuant to the ATM Agreement, the total number of Shares to be sold under the ATM agreement, if any, and proceeds to the Company, if any, are not determinable at this time. The Company expects to use any net proceeds for general corporate purposes, which may include additions to working capital and capital expenditures.

The Company retains broad discretion over the use of the net proceeds and reserves the right to use these proceeds for different purposes or uses which have not been listed above. Until the Company uses the net proceeds, it intends to invest the funds in investment grade, interest-bearing securities or hold such proceeds in deposit accounts.

A copy of the opinion of the Company’s counsel relating to the validity of the Shares that may be sold pursuant to the ATM Agreement is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the Shares that may be sold pursuant to the ATM Agreement, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation
		By:	/s/ Eric Schlorff
Date:	August 8, 2025	Name:	Eric Schlorff
		Title:	Chief Executive Officer